UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2018

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2018, Astronics Corporation (the “Company”) entered into an agreement to sell intellectual property and certain assets associated with its semiconductor test business to Advantest Test Solutions, Inc., pursuant to the terms of an Asset Purchase Agreement (the “Agreement”), dated November 13, 2018, by and among Astronics Test Systems Inc., the Company and Advantest Test Solutions, Inc. (“Advantest”).  Under the terms of the Agreement, the total consideration for the transaction will be $185 million in cash, with the potential for a $30 million earn-out.  The closing of the sale is subject to the satisfaction of customary closing conditions, including, without limitation, the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

The Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.  If any of the representations and warranties prove to be inaccurate, the Company could be obligated to indemnify Advantest, subject to certain limitation.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.  Such shareholders and investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Astronics Test Systems Inc. or Advantest.

On November 14, 2018, the Company issued a press release announcing entry into the Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2018, the Company issued a press release announcing that the Company affirms its 2018 Aerospace segment revenue guidance of $670 to $675 million and its 2018 Test segment revenue guidance of $120 million to $125 million.  The Company also issued initial Aerospace segment revenue guidance for 2019 of $710 to $745 million.  The Company did not issue guidance for its Test segment revenue for 2019 and indicated that it anticipates doing so by the end of the year.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report including the exhibit hereto, shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	November 14, 2018	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Astronics Corporation dated November 14, 2018
99.2	Press Release of Astronics Corporation dated November 14, 2018